                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           SYNTHETIC INDUSTRIES, INC.
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                (Name of Registrant as Specified in its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:


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     (2) Aggregate number of securities to which transaction applies:


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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


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     (4) Proposed maximum aggregate value of transaction:


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     (5) Total fee paid:

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:


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     (2) Form, Schedule or Registration Statement No.:


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     (3) Filing Party:


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     (4) Date Filed:


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

                        SYNTHETIC INDUSTRIES, INC. LOGO

                                January 28, 1998

Dear Stockholder:

     You are cordially invited to attend the 1998 Annual Meeting of Stockholders of Synthetic Industries, Inc. to be held on February 25, 1998, at 10:00 a.m., New York City time. The meeting will be held at the Walker County Civic Center, 10052 N. Highway 27, Rock Springs, Georgia 30737.

     The attached Notice of Annual Meeting and Proxy Statement cover the formal business of the meeting. To acquaint you better with the director nominees, the Proxy Statement contains biographical sketches of each nominee.

     During the meeting, I will report on the operations of the Company during fiscal 1997 and the first quarter of fiscal 1998, and its plans for fiscal 1998. Directors and officers of the Company will be present to respond to questions from stockholders.

     The Board of Directors appreciates and encourages stockholder participation in the Company's affairs. There is a space on the enclosed proxy for you to indicate if you will be able to attend the meeting. Whether or not you plan to attend the meeting, please sign, date and return the enclosed proxy promptly in the postage-paid envelope provided. If you attend the meeting, you may, at your discretion, vote in person, which will have the effect of revoking any earlier dated proxy submitted.

     If you plan to attend the meeting, please call Marianne Robinson of the Company at (706) 375-3121, ext. 1219 for directions to the Walker County Civic Center.

                                            Sincerely,

                                            LEONARD CHILL

                                            LEONARD CHILL
                                            President and Chief Executive
                                            Officer

                           SYNTHETIC INDUSTRIES, INC.
                               309 LAFAYETTE ROAD
                           CHICKAMAUGA, GEORGIA 30707

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD FEBRUARY 25, 1998

To the Stockholders of Synthetic Industries, Inc.:

     Notice is hereby given that the Annual Meeting of Stockholders of Synthetic Industries, Inc. (the "Company") will be held at the Walker County Civic Center, 10052 N. Highway 27, Rock Springs, Georgia 30737, on February 25, 1998, at 10:00 a.m., local time, for the following purposes:

          1. To elect five (5) directors to serve until the next Annual Meeting of Stockholders or until their successors are elected and qualified;

          2. To consider and vote upon a proposal to approve the Synthetic Industries, Inc. Employee Stock Purchase Plan;

          3. To ratify the appointment of Deloitte & Touche LLP as the Company's independent accountants for the fiscal year ending September 30, 1998; and

          4. To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

     The Board of Directors has fixed the close of business on January 6, 1998, as the record date for determining stockholders entitled to notice of and to vote at the meeting and any adjournment thereof. Only stockholders of record at the close of business on such date will be entitled to notice of and to vote at the meeting and any adjournment thereof.

     All stockholders are cordially invited and urged to attend the meeting. Even if you expect to attend the meeting, you are requested to sign, date and promptly return the accompanying proxy in the enclosed addressed envelope. You may vote in person if you attend the meeting, regardless of whether you have previously returned your proxy.

                                            By Order of the Board of Directors

                                            JOSEPH SINICROPI
                                            JOSEPH SINICROPI
                                            Secretary

Chickamauga, Georgia
January 28, 1998

                           SYNTHETIC INDUSTRIES, INC.

                                PROXY STATEMENT

SOLICITATION OF PROXIES

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Synthetic Industries, Inc. (the "Company") for use at the Annual Meeting of Stockholders of the Company to be held at the Walker County Civic Center, 10052 N. Highway 27, Rock Springs, Georgia 30737, on February 25, 1998, at 10:00 a.m., local time, and at any adjournment thereof pursuant to and for the purposes set forth in the accompanying Notice of Meeting. The date of the first mailing to stockholders of this Proxy Statement and the related form of proxy included herewith was on or about January 28, 1998.

     The costs of soliciting proxies will be borne by the Company, including reasonable costs incurred by custodians, nominees, fiduciaries and other agents in forwarding the proxy material to their principals. The Company has retained D.F. King & Co., Inc. to assist in the solicitation of proxies for a fee estimated at $6,500, plus reimbursement of out-of-pocket expenses. In addition to such solicitation and the solicitation made hereby, certain directors, officers and employees of the Company may solicit proxies by facsimile, telex, telephone and personal interview.

     A proxy will be voted in accordance with the stockholder's instruction, or if no instruction is indicated, it will be voted in favor of the proposals set forth in the notice attached hereto. Any stockholder may revoke his or her proxy at any time prior to its exercise by written notice or by execution of a subsequent proxy sent to Joseph Sinicropi, Secretary, Synthetic Industries, Inc., 309 LaFayette Road, Chickamauga, Georgia 30707. The proxy also may be revoked if the stockholder is present at the meeting and elects to vote in person.

VOTING SECURITIES AND CERTAIN BENEFICIAL OWNERS

     At the close of business on January 6, 1998, the record date for determination of stockholders entitled to notice of and to vote at the meeting, there were issued and outstanding 8,668,750 shares of the Company's common stock, par value $1.00 per share ("Common Stock"), excluding Common Stock held by the Company, each share being entitled to one vote upon each of the matters to be voted upon at the meeting. There are no other voting securities outstanding.

     The presence in person or by proxy of the holders of a majority of the issued and outstanding Common Stock, excluding Common Stock held by the Company, is necessary to constitute a quorum at this meeting. In the absence of a quorum (4,334,375 shares) at the meeting, the meeting may be adjourned from time to time without notice, other than announcement at the meeting, until a quorum shall be formed. A plurality of the votes of the shares present in person or by proxy at the meeting and entitled to vote is required for the election of directors, meaning that the five nominees with the largest number of affirmative votes will be elected as directors. Any other matter that may come before the meeting shall be adopted if the votes cast for such matter exceed the votes cast against. Under Delaware law and under the Company's Restated Certificate of Incorporation, each share of Common Stock entitles a stockholder to one vote.

     In certain circumstances, a stockholder will be considered to be present at the meeting for quorum purposes but will not be deemed to have cast a vote on a matter. Such circumstances exist when a stockholder is present but abstains from voting on a matter or when shares are represented at the meeting by a proxy conferring authority to vote only on certain matters, as in the case of broker non-votes. In conformity with the Company's Bylaws, shares abstaining from voting or not voted on certain matters coming before the meeting, including broker non-votes, will not be treated as votes cast with respect to those matters, and therefore will not affect the outcome of any such matter.

     The following table sets forth certain information with respect to the beneficial ownership of the Common Stock as of September 30, 1997 by: (i) each stockholder known by the Company to own beneficially 5% or more of the outstanding shares of Common Stock; (ii) each director of the Company; (iii) each of the executive officers named in the Summary Compensation Table; and (iv) all executive officers and directors of the Company as a group. Unless otherwise indicated, the address for each officer, director and 5% stockholder is c/o Synthetic Industries, Inc., 309 LaFayette Road, Chickamauga, Georgia 30707.

                                                               NUMBER
                            NAME                              OF SHARES                PERCENT
                            ----                              ---------                -------
5% STOCKHOLDERS:
Synthetic Industries, L.P. .................................  5,781,250                 64.31%
NAMED EXECUTIVE OFFICERS:
Leonard Chill...............................................     73,554(1)(2)(3)         *
W. Wayne Freed..............................................     31,453(1)(2)(3)         *
William Gardner Wright, Jr. ................................     31,453(1)(2)(3)         *
Ralph Kenner................................................     31,453(1)(2)(3)         *
Robert J. Breyley...........................................      5,473(2)(4)            *
DIRECTORS:
Joseph F. Dana..............................................     28,906(2)               *
Lee J. Seidler..............................................     57,813(2)               *
William J. Shortt...........................................     19,271(2)               *
Robert L. Voigt.............................................     19,271(2)               *
All executive officers and directors as a group (14
  persons)(3)(4)(5).........................................    331,896                  3.69%

---------------

  *  Less than 1.0%.

(1) Includes 9,632 shares as to which such person may be deemed to have beneficial ownership as a result of his indirect beneficial ownership of 0.1666% of a partnership interest in the Partnership.

(2) Includes shares of Common Stock subject to options exercisable within 60 days, as follows: Leonard Chill -- 63,922 shares; W. Wayne Freed -- 21,821 shares; William Gardner Wright, Jr. -- 21,821 shares; Ralph Kenner -- 21,821 shares; Robert J. Breyley -- 4,843 shares; Joseph F. Dana -- 28,906 shares; Lee J. Seidler -- 57,813 shares; William J. Shortt -- 19,271 shares; Robert
    L. Voigt -- 19,271 shares.

(3) Does not include 2,781,250 shares (other than the 9,632 shares described in footnote 1 above) as to which Messrs. Chill, Wright, Kenner and Freed may be deemed to have beneficial ownership by virtue of their indirect control of the Partnership. See "Executive Officers."

(4) Includes 630 shares as to which Mr. Breyley may be deemed to have beneficial ownership as a result of his indirect beneficial ownership of 0.0109% of a partnership interest in the Partnership.

(5) Does not include (i) an aggregate of 16,344 shares of Common Stock subject to options exercisable within 60 days that are owned by employees of the Company other than the executive officers and (ii) an aggregate of 450,944 shares of Common Stock subject to options that are not exercisable within 60 days that are owned by directors, officers and employees of the Company. Includes an aggregate of 38,528 shares as to which Messrs. Chill, Wright, Kenner and Freed may be deemed to have beneficial ownership as a result of their indirect beneficial ownership of 0.1666% each of a partnership interest in the Partnership.

                             ELECTION OF DIRECTORS

     PROPOSAL 1: THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE NOMINEES FOR THE BOARD OF DIRECTORS DESCRIBED BELOW. PROXIES WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES. NOMINEES FOR DIRECTOR WILL BE ELECTED BY A PLURALITY OF VOTES.

     The Board recommends election of the nominees listed below as directors to hold office until the next annual meeting of stockholders or until their successors are elected and qualified. All of the nominees were previously elected by the Company's sole stockholder. If, at the time of the 1998 Annual Meeting of Stockholders, any of such nominees should be unable to serve or for good cause will not serve, discretionary authority provided in the proxy will be used to vote for a substitute or substitutes designated by the Board. The Board has no reason to believe that any substitute nominees will be required.

     The nominees, and certain information with respect to each of them, are as follows:

     Leonard Chill, age 65, joined the Company in December 1973 as President and was appointed Chief Executive Officer in 1986. He has been a director since 1986. From 1967 until joining the Company, he held a number of positions with Thiokol Corporation in its Fibers Division, including that of General Manager. Mr. Chill is also the sole director and sole stockholder of one of the general partners of Synthetic Management G.P., the entity which is the sole general partner of the general partner of Synthetic Industries, L.P. (the "Partnership"), the principal stockholder of the Company. In addition, Mr. Chill is a director of Synthetic Textiles Ltd.

     Joseph F. Dana, age 50, was appointed Chief Operating Officer and General Counsel on May 21, 1997. Prior to joining the Company, Mr. Dana had been engaged in the private practice of law for over twenty years and had been a member of the law firm Watson & Dana, LaFayette, Georgia, since its formation in 1978, serving as general counsel to the Company since 1987. He has been a Director since 1993.

     Lee J. Seidler, age 62, was professor of accounting and Price Waterhouse professor of auditing at New York University. Dr. Seidler was Senior Managing Director at Bear, Stearns & Co. Inc. from 1981 to 1989. He is presently associated with Bear, Stearns & Co. Inc. as Managing Director Emeritus. Dr. Seidler is a director of the Shubert Foundation, The Shubert Organization, and Players International, Inc. and has been a director of SafeCard Services, Inc. and Eastbank, N.A. He has been a Director since 1993.

     William J. Shortt, age 72, retired from Johnson & Johnson in 1989. From 1977 to 1989, he was Director of Government and Trade Relations, Southeast at Johnson & Johnson. Mr. Shortt has also been a director of Standard Telephone Company, Standard Group Inc., and First National Bank of Habersham. He has been a Director since 1993.

     Robert L. Voigt, age 79, served as a consultant to Dixie Yarns Inc. from 1985 until his retirement at the end of 1991. Mr. Voigt also served as a director of Dixie Yarns, Inc. from 1981 to 1987. He has been a Director since 1993.

COMMITTEES AND MEETINGS OF THE BOARD

     The Board has established a Compensation Committee, composed of Messrs. Seidler, Shortt and Voigt, which establishes salary, incentives and other forms of compensation and administers the Company's 1994 Stock Option Plan and 1996 Stock Option Plan and other incentive compensation and benefit plans applicable to the Company's officers. The Board has also established an Audit Committee, composed of Messrs. Seidler, Shortt and Voigt, which recommends to the Board the selection of independent auditors, and reviews the scope and results of the audit and other services provided by the independent auditors.

     During the year ended September 30, 1997, the Board held a total of 9 meetings, the Audit Committee held 2 meetings and the Compensation Committee held 2 meetings.

DIRECTOR COMPENSATION

     Outside directors receive $15,000 per annum for services as a director and $800 per meeting attended. Directors who are members of management do not receive any meeting attendance fees or additional compensation for service as a director or service on committees of the Board. All directors are reimbursed for reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the Board and its committees on which they serve.

     Under the Company's 1994 Stock Option Plan for Non-Employee Directors (the "Directors' Plan"), Messrs. Dana, Seidler, Shortt and Voigt were granted non-qualified stock options (the "Directors' Options") to purchase 28,906, 57,813, 19,271 and 19,271 shares of Common Stock, respectively. The Directors' Plan does not provide for any further grants of options thereunder.

     The purchase price of the shares of Common Stock subject to the Directors' Options was determined by reference to the fair market value of the Common Stock, as determined by the Compensation Committee, at the time Messrs. Dana, Seidler, Shortt and Voigt became members of the Board. As of October 1, 1996, 100%
of the number of shares of Common Stock subject to each Director Option are vested and are exercisable. As a Company employee, Mr. Chill is not eligible to participate in the Directors' Plan. In the event that the outstanding shares of Common Stock are changed by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split, combination or exchange of shares and the like, or dividends payable in Common Stock, an appropriate adjustment shall be made by the Committee in the aggregate number of shares of Common Stock available under the Directors' Plan and in the number of shares and price per share subject to outstanding Directors' Options. The term of each Directors' Option is ten years from the date of grant.

                     APPROVAL OF SYNTHETIC INDUSTRIES, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

     PROPOSAL 2: THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND RECOMMENDS A VOTE FOR THE APPROVAL OF THE SYNTHETIC INDUSTRIES, INC. EMPLOYEE STOCK PURCHASE PLAN. PROXIES WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES. PROPOSAL 2 WILL BE ADOPTED IF THE VOTES CAST IN FAVOR EXCEED THE VOTES CAST OPPOSING THIS PROPOSAL.

GENERAL

     The Company believes in providing the opportunity for its employees to obtain a proprietary interest in the Company. To that end, on December 16, 1997, the Board of Directors voted to adopt, subject to shareholder approval, the Synthetic Industries, Inc. Employee Stock Purchase Plan (the "Stock Purchase Plan"). A summary of the Stock Purchase Plan follows, but this summary is qualified in its entirety by reference to the full text of the Stock Purchase Plan, which is attached as Exhibit A to this Proxy Statement.

     The Stock Purchase Plan provides eligible employees of the Company and its subsidiaries the opportunity to purchase shares of Common Stock at a discounted price through accumulated payroll deductions. The purpose of the Stock Purchase Plan is to attract and retain individuals with a high degree of training, experience, expertise and ability, to provide an opportunity for such individuals to acquire a proprietary interest in the success of the Company and to more closely align their interests with those of the Company's shareholders.

ELIGIBILITY

     In order to be eligible to participate in the Stock Purchase Plan, an individual must be an employee of the Company or one of its subsidiaries and must have become employed in such capacity in the calendar quarter prior to the first day of any Option Period (as defined below); provided, however, any employee whose customary employment is twenty hours per week or less or whose customary employment is for not more than five months in any calendar year is not eligible to participate in the Stock Purchase Plan. Also, any employee who is a five percent or greater shareholder of the Company's voting stock is not eligible to participate in the Stock Purchase Plan.

     If the Company acquires or creates a new subsidiary, employees of such subsidiary will automatically become eligible to participate in the Stock Purchase Plan, unless otherwise determined by the Board of Directors. As of September 30, 1997, approximately 2,500 employees were eligible to participate in the Stock Purchase Plan.

PARTICIPATION

     Participation in the Stock Purchase Plan is voluntary and eligible employees may enroll for the purpose of purchasing shares of the Company's Common Stock by specifying the amount of the employee's compensation to be deducted during each payroll or by making a lump-sum contribution to their Stock Purchase Plan Accounts for the purchase of Common Stock. The Stock Purchase Plan operates on the basis of successive calendar quarters (each of which is hereinafter referred to as an "Option Period"). Assuming shareholder approval is obtained, the first Option Period will begin on April 1, 1997.

     Pursuant to the terms of the Stock Purchase Plan, eligible employees of the Company may elect to (i) deduct a specific amount or a specific percentage of their salary or wages per pay period or (ii) make a contribution to the Stock Purchase Plan no more than once each Option Period (subject to the limitations set forth below). All deductions and contributions are to be used to purchase shares of Common Stock on the last trading day of each Option Period (the "Exercise Date") at a purchase price equal to the lesser of (i) 85% of the closing market price of the Common Stock on the Exercise Date or (ii) 85% of the closing market price of the Common Stock on the first trading date of each Option Period (the "Grant Date"). Purchases by each participant are limited to not more than $25,000 of Common Stock in any calendar year. If the total number of shares of Common Stock to be purchased by all participants on an Exercise Date exceeds the number of shares of Common Stock remaining authorized for issuance under the Stock Purchase Plan, a pro rata allocation of the shares of Common Stock available for issuance will be made among participants.

     To be eligible or to change the amount of withholding for an Option Period, a participant must complete an enrollment form specifying the amount to be withheld no later than ten (10) days prior to the commencement of an Option Period. An employee may at any time elect to withdraw from the Stock Purchase Plan and to have the employee's contributions returned to him or her, unless such withdrawal request is made within ten (10) days of the Exercise Date in an Option Period. In such a case, the employee's contributions during such Option Period will be used to purchase shares on the Exercise Date for the benefit of the participant.

     Upon termination of employment of any participant during an Option Period, no further contributions can be made to a participant's account. If, however, the termination is on account of death, disability or retirement, the participant or his or her legal representative may elect to withdraw the balance of the participant's account, but if no such request is made, the balance will be used to purchase shares of Common Stock on the next Exercise Date. In the event of a termination of a participant's employment for a reason other than death, disability or retirement during an Option Period, the remaining balance will be paid in cash to the former employee. For purposes of the Plan, "disability" means eligibility for benefits during the Company's long-term disability plan, and "retirement" means termination at or after age 65.

FEDERAL INCOME TAX CONSEQUENCES

     The Stock Purchase Plan is intended to qualify for favorable tax treatment under Section 423 of the Code. Pursuant to the Code, participants generally would not immediately recognize income for federal tax purposes of the amount of the initial discount when shares of Common Stock are purchased. If the recipient of Common Stock under the Stock Purchase Plan disposes of the shares before the end of the required holding period (two years after the Grant Date), he or she generally will recognize ordinary income in the year of disposition in an amount equal to the excess of the market value of the Common Stock on the Exercise Date over his or her purchase price. The excess (if any) of the amount received upon disposition over the market value on the Exercise Date will be taxed as capital gain. If a disposition does not occur until after the expiration of the two-year holding period, the recipient generally will recognize ordinary income in the year of disposition equal to the lesser of (i) the excess of the market value of the shares of Common Stock on the Grant Date over the purchase price computed on such date or (ii) the excess of the fair market value of such shares on the date of disposition over the price paid by the recipient on the Exercise Date. The excess (if any) of the amount received upon disposition over the tax basis (i.e., purchase price plus amount taxed as ordinary income) will be taxed as capital gain. The Company generally will not be entitled to a tax deduction for compensation expense of the original sales to participants, but may be entitled to a deduction if a participant disposes of Common Stock received under the Stock Purchase Plan prior to the expiration of the two-year holding period.

ADMINISTRATION

     A committee composed of one or more individuals to whom authority is delegated by the Board of Directors (the "Plan Administrator") will administer the Stock Purchase Plan. The Plan Administrator will administer the Stock Purchase Plan and keep records of the contribution account balance of each participant, interpret the Stock Purchase Plan, and determine all questions arising as to eligibility, contributions, determination of the Exercise Price and all other matters of administration. The Plan Administrator may delegate any or all of the foregoing duties. The initial Plan Administrator shall be the Compensation Committee. All costs and expenses of administering the Stock Purchase Plan shall be paid by the Company. No brokerage commissions will be charged on a participant's purchase of Common Stock.

AMENDMENT

     The Board of Directors may at any time amend the Stock Purchase Plan in any respect, including termination of the Stock Purchase Plan, without notice to participants. If the Stock Purchase Plan is terminated, all options outstanding at the time of termination shall become null and void and the balance in each participant's contribution account shall be paid to that participant. Without the approval of the shareholders of the Company, however, the Stock Purchase Plan may not be amended to increase the number of shares reserved under the Stock Purchase Plan (except pursuant to certain changes in the capital structure of the Company).

NUMBER OF SHARES UNDER STOCK PURCHASE PLAN

     The Company has reserved, subject to shareholder approval, 325,000 shares of Common Stock for issuance under the Stock Purchase Plan. The aggregate number of shares of Common Stock reserved under the Stock Purchase Plan and the calculation of the Exercise Price shall be adjusted by the Plan Administrator (subject to direction by the Board of Directors) in an equitable manner to reflect changes in the capitalization of the Company, including, but not limited to, such changes as a result from merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, combination of shares, exchange of shares and change in corporate structure. If any such adjustment would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares available under the Stock Purchase Plan and the number of shares covered under any options granted pursuant to the Stock Purchase Plan shall be the next lower number of shares, rounding all fractions downward.

RIGHT AS A SHAREHOLDER

     At the time funds are used to purchase Common Stock under the Stock Purchase Plan, a participant shall have all the rights and privileges of a shareholder of the Company with respect to whole shares purchased under the Stock Purchase Plan, whether or not certificates representing such shares have been issued. A participant's rights under the Stock Purchase Plan are not transferable, except by will and the laws of descent and distribution.

NEW PLAN BENEFITS

     It is not possible to determine how many eligible employees will participate in the Stock Purchase Plan in the future. Therefore, it is not possible to determine with certainty the dollar value or number of shares of Common Stock that will be distributed under the Stock Purchase Plan.

RECOMMENDATION

     The Board of Directors believes it is in the best interests of the Company and its shareholders to adopt the Stock Purchase Plan. The Board of Directors recommends a vote FOR the approval of this proposal.

                    RATIFICATION OF SELECTION OF ACCOUNTANTS

     PROPOSAL 3: THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP ("DELOITTE & TOUCHE") AS THE COMPANY'S INDEPENDENT ACCOUNTANTS TO SERVE UNTIL THE NEXT ANNUAL MEETING OF STOCKHOLDERS. PROXIES WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES. PROPOSAL 3 WILL BE ADOPTED IF THE VOTES CAST IN FAVOR EXCEED THE VOTES CAST OPPOSING THIS PROPOSAL.

     The Board and the Audit Committee recommend ratification of the appointment of Deloitte & Touche. Deloitte & Touche has audited the financial statements of the Company since December 4, 1986. Deloitte & Touche will have a representative at the meeting who will have the opportunity to make a statement, if the representative desires to do so, and will be available to respond to appropriate questions.

                                 OTHER MATTERS

     It is not anticipated that there will be presented to the meeting any business other than election of directors, the Stock Purchase Plan proposal and the ratification of the appointment of independent accountants. If any other matters requiring the vote of the stockholders arise, including the question of adjourning the meeting and other matters not known reasonably in advance by the Company, the persons appointed as proxies in the accompanying proxy will vote on such matters according to their best judgment.

     Regardless of the number of shares owned by you, it is important that they be represented at the meeting, and you are respectfully requested to sign, date and return the accompanying proxy at your earliest convenience.

                               EXECUTIVE OFFICERS

     Set forth below are the current executive officers of the Company elected by the Board of Directors.

     Leonard Chill, age 65, joined the Company in December 1973 as President and was appointed Chief Executive Officer in 1986. He has been a director since 1986. From 1967 until joining the Company, he held a number of positions with Thiokol Corporation in its Fibers Division, including that of General Manager. Mr. Chill is also the sole director and sole stockholder of one of the general partners of Synthetic Management G.P., the entity which is the sole general partner of the general partner of the Partnership. In addition, Mr. Chill is a director of Synthetic Textiles Ltd.

     Joseph F. Dana, age 50, was appointed Chief Operating Officer and General Counsel on May 21, 1997. Prior to joining the Company, Mr. Dana had been engaged in the private practice of law for over twenty years and had been a member of the law firm Watson & Dana, LaFayette, Georgia, since its formation in 1978, serving as general counsel to the Company since 1987. He has been a Director since 1993.

     Joseph Sinicropi, age 44, joined the Company in 1995 as Chief Accounting Officer. He was named Chief Financial Officer and Secretary in February 1996. Prior to joining the Company, he was an audit senior manager in the international accounting firm of Deloitte & Touche LLP from 1985 to 1995.

     W. Wayne Freed, age 62, joined the Company in 1981 and became Vice President -- Market Development in 1987. Prior thereto, he had 28 years experience in the textile industry. Mr. Freed is also the sole director and sole stockholder of one of the general partners of Synthetic Management G.P.

     Ralph Kenner, age 53, has been Vice President -- Manufacturing since 1984. He joined the Company in 1974 as Director, Industrial Relations and served in that capacity until 1976. In 1976, he was appointed Plant Manager and served in that capacity until 1984. Mr. Kenner is also the sole director and sole stockholder of one of the general partners of Synthetic Management G.P.

     C. Ted Koerner, age 48, joined the Company in 1990 and became Vice President -- Construction Products Division in 1993. He was named Vice President -- General Manager of the Construction/Civil Engineering Products Group in 1995. Prior thereto, Mr. Koerner was an engineer with the Ohio Department of Transportation; a sales engineer, product supervisor and regional engineer with Armco Steel Corporation; and a sales manager with National Seal Corporation.

     John Michael Long, age 54, was Vice President -- Nonwoven Fabrics from 1991 to 1996 at which time he was named Vice President -- General Manager of the Technical Textiles Group. Prior thereto, he held a variety of managerial positions with Spartan Mills, a manufacturer of nonwoven geotextile fabrics. During his last five years at Spartan, he was Vice President and General Manager.

     William Gardner Wright, Jr., age 68, was Vice President -- Marketing and Sales from 1983 to 1996 at which time he was named Vice President -- General Manager of the Carpet Backing Division. From 1977 until 1983, he was President of Synca Marketing Corp., a textile sales agency which served as a sales agent for the Company's primary carpet backing, as well as the products of other manufacturers. Mr. Wright is a director of the Sun Trust Bank of Northwest Georgia. Mr. Wright is also the sole director and sole stockholder of one of the general partners of Synthetic Management G.P.

     Robert J. Breyley, age 68, joined the Company in 1984 and became Vice President -- Fibermesh(R) Division in December 1984. Prior thereto, he held a variety of managerial positions with Master Builders, Inc., a leading concrete admixtures supplier. During his last six years with Master Builders, he was Senior Vice President of Sales and Marketing. Mr. Breyley retired on October 3, 1997.

     Bobby Callahan, age 55, joined the Company in 1977 and has been Controller since 1980. Prior thereto, he held a variety of financial management positions in the carpet industry.

     W.O. Falkenberry, Jr., age 55, joined the Company in 1993 as Vice President -- Human Resources. Prior thereto, he was Director of Human Resources with the Champion Products Division of the Sara Lee Corporation from 1989 to 1993.

     Richard E. Hingson, age 42, joined the Company in 1984 as Quality Control Manager and became Technical Director in 1989. He was promoted to Vice
President -- Technical Services in 1997. Prior thereto, he held a variety of managerial positions with Amoco Fabrics Company, a producer of polypropylene and polyethylene yarns and fabrics.

     The Company's Bylaws provide that each officer shall hold office until the officer's successor is elected or appointed or until the officer's death, resignation or removal by the Board.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE COMPENSATION

     The following table sets forth information regarding aggregate cash compensation, stock option awards and other compensation earned by the Company's Chief Executive Officer and the four other most highly compensated executive officers for services rendered in all capacities to the Company and its subsidiaries in the fiscal years 1995 to 1997.

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG-TERM
                                                                                      COMPENSATION
                                                      ANNUAL COMPENSATION                AWARDS
                                             --------------------------------------   ------------
                                FISCAL                                   OTHER         SECURITIES
         NAME AND             YEAR ENDED                                ANNUAL         UNDERLYING       ALL OTHER
    PRINCIPAL POSITION       SEPTEMBER 30,   SALARY($)   BONUS($)   COMPENSATION($)    OPTIONS(#)    COMPENSATION($)
    ------------------       -------------   ---------   --------   ---------------   ------------   ---------------
Leonard Chill                    1997        $270,163    $144,720       $2,168                --        $ 10,174(1)
Chief Executive Officer          1996         254,871     118,119        2,170                --           9,924(1)
and President                    1995         254,871      89,939        3,200                --          10,044(1)
Ralph Kenner                     1997        $154,731    $ 69,768       $5,771                --        $  4,750(2)
Vice President --                1996         145,973      55,063        5,395                --           4,170(2)
Manufacturing                    1995         145,973      41,926        5,294                --           4,482(2)
William Gardner Wright, Jr.      1997        $249,803    $ 91,800       $  427                --        $  4,750(2)
Vice President -- General        1996         235,664      81,920          700                --           4,170(2)
Manager -- Carpet Backing        1995         235,664      70,238          880                --           4,005(2)
Division
Robert J. Breyley                1997        $141,720    $ 47,656       $   --                --        $  4,750(2)
Vice President --                1996         141,720      48,144           --                --           4,170(2)
Fibermesh(R) Division            1995         141,720      49,500          455                --           3,329(2)
W. Wayne Freed                   1997        $161,544    $ 46,980       $6,842                --        $  4,750(2)
Vice President -- Market         1996         152,400      37,123        4,826                --           4,170(2)
Development                      1995         142,000      28,267        5,278                --           4,090(2)

---------------

(1) These amounts consist of $5,424 of insurance premiums paid by the Company under a term life insurance policy in each of 1997, 1996 and 1995, and $4,750, $4,500 and $4,620 contributed by the Company under its 401(k) plan in 1997, 1996 and 1995, respectively.

(2) These amounts represent the annual contribution made by the Company under its 401(k) Plan in the respective year.

OPTION EXERCISES AND HOLDINGS

     The following table sets forth information with respect to the executive officers named in the Summary Compensation Table concerning the exercise of options during fiscal 1997 and unexercised options held as of the end of fiscal 1997, which include grants made under the Company's 1994 and 1996 Stock Option Plans.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                             NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                            UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                SHARES                       OPTIONS AT FY-END(1)              AT FY-END(2)
                              ACQUIRED ON      VALUE      ---------------------------   ---------------------------
            NAME              EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            ----              -----------   -----------   -----------   -------------   -----------   -------------
Leonard Chill...............     --            --           63,922         81,360       $1,168,494     $1,487,261
Ralph Kenner................     --            --           21,821         32,050          398,888        585,874
William Gardner Wright,
  Jr........................     --            --           21,821         32,050          398,888        585,874
Robert J. Breyley...........     --            --            4,843          4,843           88,530         88,530
W. Wayne Freed..............     --            --           21,821         32,050          398,888        585,874

---------------

(1) Any shares of Common Stock received upon the exercise of options are subject to "lock-up" agreements with the underwriters of the Common Stock Offering.

(2) Based on the September 30, 1997 price ($29.00 per share) less the exercise price ($10.72 per share) payable for such shares.

DESCRIPTION OF CERTAIN EMPLOYMENT AGREEMENTS

     Each of Messrs. Chill, Freed, Kenner and Wright (the "Executives") are employed by the Company pursuant to individual employment agreements effective as of September 6, 1996 (the "Effective Date"). The term of employment under these agreements is three years from the Effective Date; provided that on each anniversary of the month following the first Effective Date, and each successive month, the term is automatically extended for one successive month, providing a minimum remaining term of two years, unless either party terminates the agreement by written notice. The current annual salaries for Messrs. Chill, Freed, Kenner and Wright pursuant to these agreements are $270,163, $161,544, $154,731 and $249,803, respectively, and are subject to annual review by the Board.

     The Company has the right to terminate the Executive's employment for "cause" or "without cause," in each case as defined in the applicable employment agreement. In the event that an Executive is terminated by the Company "without cause," other than following a "Change in Control" (as defined below), the Executive is entitled to receive his base salary at the rate in effect on the date of termination of employment for a period of two years from the date of termination, any unpaid, accrued amounts under the annual incentive plan, a pro rata payment under the annual incentive plan for the termination year, a payment equal to the three year average of incentive payments received under the Company's annual incentive plan and any stock option rights due through the end of the term. Under each employment agreement, a "Change in Control" occurs when
(i) any person or group becomes the beneficial owner of capital stock of the Company representing 35% of all the voting stock, (ii) the members of the Board on the Effective Date cease to constitute a majority of the Board, or (iii) the Company combines with another entity and a person holds more than 35% of the voting stock of the Company or the Company's directors, as of the date immediately before such combination, constitute less than a majority of the board of directors of the combined entity.

     If the Executive is terminated by the Company "without cause" prior to the occurrence of a Change in Control and it can be shown such termination occurred in connection with, prior to or in anticipation of the Change in Control, or if the termination resulted from a Change in Control, the Executive is entitled to
(i) a lump sum payment equal to two times the Executive's annual base salary and annual incentive plan for the year in which the Change in Control occurs or the prior year, whichever is greater, (ii) unpaid, accrued amounts under the annual incentive plan and a payment that equals the average of the incentive payment received by the Executive under the annual incentive plan for the immediately preceding three years and (iii) certain other supplemental insurance coverages, for a maximum of 18 months (the "Change in Control Provision"). In the event of a Change in Control, whether or not the Executive's employment continues with the Company, all options granted to such Executive under any of the Management Plans (as defined below) shall vest immediately on the date of the Change in Control.

     In the event that an Executive's employment is terminated for disability or death, the Executive (or his estate) is to be paid (a) his base salary at the rate in effect on the date of termination until the earlier of six months from the date of termination or the date of commencement of long term disability payments, if applicable, and (b) any unpaid, accrued amounts under the annual incentive plan, and will receive any stock option rights to which such Executive would otherwise be entitled. In the case of termination by reason of death, the executive is also entitled to a payment under the annual incentive plan equal to the pro rata amount due for the termination year.

                         STOCK PRICE PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return (change in year-end stock price plus reinvested dividends) on the Company's Common Stock against the cumulative total return of the Standard & Poor's 500 Stock Index and the Standard & Poor's Building Materials Industry Index from November 1, 1996 to September 30, 1997.

                                      LOGO

                    REPORT OF THE COMPENSATION COMMITTEE OF
                THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

COMPENSATION PROGRAM

     The Company's compensation program for all executives, including the executive officers named in the Summary Compensation Table, is administered by the Compensation Committee (the "Committee") of the Company's Board of Directors. The Committee currently consists of three members, all of whom are non-employee directors. Set forth below is a report submitted by the Committee addressing the Company's executive compensation program for fiscal 1997.

     The Committee believes that executive compensation should reward long-term value created for stockholders and reflect the business strategies and long-range plans of the Company. The guiding principles with respect to compensation are (i) to provide a competitive package that enables the Company to attract, motivate and retain the key executives needed to accomplish its corporate goals; (ii) to integrate compensation programs with the Company's annual and long-term business objectives and strategy; and (iii) to provide variable compensation opportunities that are directly linked with the performance of the Company and that align executive remuneration with the interests of the stockholders. In connection with this philosophy, the compensation package of the executive employees of the Company consists of three components: a base salary, an annual incentive bonus and long-term incentives in the form of stock options. The Committee is responsible for reviewing the Company's compensation program to ensure that pay levels and incentive opportunities are competitive and reflect the performance of the Company. Each component of the executive compensation program is described below.

BASE SALARY

     The factors considered in determining the appropriate salary are level of responsibility, prior experience and accomplishments, and the relative importance of the job in terms of achieving corporate objectives. Each executive's salary is reviewed annually. Adjustments may be recommended based upon individual performance, inflationary and competitive factors and overall corporate results.

     In setting base salaries for fiscal 1997, the Committee attempted to establish base salary levels consistent with the median base salary for executives in similar positions within a peer group of approximately 24 companies of similar size and market orientation. The Chief Executive Officer, after consultation with the senior human resources executive of the Company and the Chief Financial Officer, reviewed with the Committee a proposed 1997 salary plan for the Company's executive officers, following which the Committee approved the proposed 1997 plan at the October 29, 1996 meeting.

ANNUAL INCENTIVE COMPENSATION

     Cash bonuses are paid annually based upon individual performance and relevant corporate performance measures, including operating income and customer satisfaction. These performance measures vary depending upon the executive and the related line of business. Bonuses are paid only if the Company has met certain targets established by the Board at the beginning of the year. Target awards are established for each position as a percentage of base salary, based on competitive salary data, and performance is assessed at the end of the year. Whether or not an executive officer earns a bonus in any year is based upon actual corporate performance relative to the targets established at the beginning of the year and on individual performance. Partial bonuses may be awarded if minimum corporate performance measures are achieved. For executive officers, the percentage of base salary payable as bonus ranges from 15% to 55%.

     The Committee administers the Company's incentive program, recommends to the Board the aggregate amount of incentive compensation and approves individual officer awards. The Board approves the aggregate amount of the incentive compensation awards to all participants.

STOCK OPTIONS

     The Company has, on certain occasions, awarded stock options to executive officers to provide competitive compensation packages and because the Company believes it is important that all of its key executive officers have a strong economic interest in maximizing stock price appreciation, thereby aligning their interests with the Company's stockholders. Option exercise prices are set at 100% of fair market value on the date of the grant and options expire after 10 years. The stock options granted by the Committee vest at a rate of 25% per year beginning one year after the grant date in order to encourage management continuity and better tie compensation to long-term stock value. In fiscal 1997, the Company granted options to certain newly hired or promoted executive officers and certain other officers who previously had only nominal stock holdings in the Company. The Company did not grant any of the executive officers named in the Summary Compensation Table any options in fiscal 1997.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     In connection with the Company's initial public offering on November 1, 1996, the Company entered into an employment agreement with Mr. Chill effective as of September 6, 1996. Accordingly, Mr. Chill's fiscal 1997 compensation was largely determined by the terms of that employment agreement. The terms of Mr. Chill's employment agreement provide for a base salary of $270,163 per annum and a bonus determined by the Committee with reference to the performance of Mr. Chill and the performance and results of operations of the Company. The Committee considered certain performance goals and achievements in determining the bonus for Mr. Chill for fiscal 1997. The Committee's determination of Mr. Chill's bonus for fiscal 1997 was based on the factors cited above and such bonus and his salary reflect the overall responsibilities inherent in his position as President and Chief Executive Officer.

OTHER COMPENSATION POLICIES

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the tax deduction that the Company may take with respect to the compensation of certain executive officers, unless the compensation is "performance based" as defined in the Code. The Company has not adopted a policy with respect to qualifying compensation paid to its executive officers for deductibility under Section 162(m) since no executive officer currently receives, or has received, taxable compensation in excess of $1 million per year.

     The report of the Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     Compensation Committee of the Board of Directors:

          Robert L. Voigt, Chairman
          Lee J. Seidler
          William J. Shortt

January 28, 1998

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

     During fiscal 1996 and 1997, the Company paid legal fees totaling approximately $232,000 and $241,000 to the law firm of Watson & Dana. Until May 21, 1997, Mr. Dana, a director of the Company and a member of the Compensation Committee, was a member of Watson & Dana. Effective May 21, 1997, Mr. Dana became employed as Chief Operating Officer and General Counsel.

     During fiscal 1997, the members of the Compensation Committee were Mr. Lee
J. Seidler, Mr. William J. Shortt, and Mr. Robert L. Voigt.

                             STOCKHOLDER PROPOSALS

     To be considered for inclusion in the Company's Proxy Statement relating to the 1999 Annual Meeting of Stockholders, a stockholder proposal must be received in proper form at the Company's principal executive office no later than September 30, 1998, and must otherwise comply with the requirements of Rule 14a-8 under the Exchange Act. See "Election of Directors" and the Company's Bylaws for notice procedures to recommend a person for nomination as a director and to propose business to be considered by the stockholders at a meeting, including one that is not the subject of a proposal timely submitted for inclusion in the Company's proxy statement.

                 ANNUAL REPORT AND INFORMATION FOR STOCKHOLDERS

     The annual report to stockholders, including consolidated financial statements, accompanies this Proxy Statement but does not constitute a part of the proxy soliciting materials. THE COMPANY WILL FURNISH WITHOUT CHARGE AN ADDITIONAL COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED SEPTEMBER 30, 1997, INCLUDING FINANCIAL STATEMENTS BUT WITHOUT EXHIBITS, TO EACH PERSON WHOSE VOTE IS SOLICITED BY THIS PROXY STATEMENT, UPON WRITTEN REQUEST TO JOSEPH SINICROPI, CHIEF FINANCIAL OFFICER AND SECRETARY, SYNTHETIC INDUSTRIES, INC., 309 LAFAYETTE ROAD, CHICKAMAUGA, GEORGIA 30707. Upon the payment of the Company's reasonable expense of furnishing the exhibit requested, the Company, upon request, will furnish any exhibit to the Form 10-K to any person whose vote is solicited by this Proxy Statement.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership (Forms 3, 4 and 5) of Common Stock and other equity securities of the Company with the SEC and The Nasdaq Stock Market, Inc. Officers, directors and greater-than-10% beneficial holders are required by SEC regulation to furnish the Company with copies of all such forms that they file.

     To the Company's knowledge, based solely on the Company's review of the copies of such reports received by the Company and, if applicable, written representations from certain reporting persons that no reports on Form 5 were required, the Company believes that during the fiscal year ended September 30, 1997, all Section 16(a) filing requirements applicable to its officers, directors and greater-than-10% beneficial owners were complied with.

                                            By Order of the Board of Directors,

                                            JOSEPH SINICROPI
                                            JOSEPH SINICROPI
                                            Secretary

Chickamauga, Georgia
January 28, 1998

                                                                       EXHIBIT A

                           SYNTHETIC INDUSTRIES, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

                                   ARTICLE I
                                  INTRODUCTION

     1.1  ESTABLISHMENT OF PLAN.

     Synthetic Industries, Inc., a Delaware corporation ("Synthetic Industries") with principal offices located in Chickamauga, Georgia, adopts the following employee stock purchase plan for its eligible employees, effective on April 1, 1998. This Plan shall be known as the Synthetic Industries, Inc. Employee Stock Purchase Plan.

     1.2  PURPOSE.

     The purpose of this Plan is to provide an opportunity for eligible employees of the Employer to become shareholders of Synthetic Industries. It is believed that broad-based employee participation in the ownership of the business will help to achieve the unity of purpose conducive to the continued growth of the Employer and to the mutual benefit of its employees and shareholders.

                                   ARTICLE II
                                  DEFINITIONS

     As used herein, the following words and phrases shall have the meanings specified below:

     2.1  Board of Directors. The Board of Directors of Synthetic Industries.

     2.2 Closing Market Price. The last sale price of the Stock as reported in the Nasdaq National Market System (or other over-the-counter market or an exchange, if applicable) on the date specified; or if no sales occurred on such day, at the mean between the closing "bid" and "asked" prices on such day; but if there should be any material alteration in the present system of reporting sales prices of such Stock, or if such Stock should no longer be listed on Nasdaq's National Market System (or other over-the-counter market or an exchange), the market value of the Stock as of a particular date shall be determined in such a method as shall be specified by the Plan Administrator.

     2.3  Code. The Internal Revenue Code of 1986, as amended from time to time.

     2.4 Commencement Date. The first day of each Option Period. The first Commencement Date shall be April 1, 1998.

     2.5 Contribution Account. As set forth in Article V, the account established on behalf of a Participant to which shall be credited the amount of the Participant's contribution.

     2.6  Effective Date. April 1, 1998.

     2.7  Employee. Each employee of an Employer except:

        (i) any employee whose customary employment is twenty (20) hours per week or less, or

        (ii) any employee whose customary employment is for not more than five months in any calendar year.

     2.8 Employer. Synthetic Industries and any corporation which is a Subsidiary of Synthetic Industries (except for a Subsidiary which by resolution of the Board of Directors is expressly not authorized to become a participating Employer). The term "Employer" shall include any corporation into which an Employer may be merged or consolidated or to which all or substantially all of its assets may be transferred, provided such corporation does not affirmatively disavow this Plan.

     2.9 Exercise Date. The last trading date of each Option Period on the Nasdaq National Market System.

     2.10 Exercise Price. The price per share of the Stock to be charged to Participants at the Exercise Date, as determined in Section 6.3.

     2.11 Five-Percent Shareholder. An Employee who owns five percent (5%) or more of the total combined voting power or value of all classes of stock of Synthetic Industries or any Subsidiary thereof. In determining this five percent test, shares of stock which the Employee may purchase under outstanding options, warrants or other convertible securities, as well as stock attributed to the Employee from members of his family or otherwise under Section 424(d) of the Code, shall be treated as stock owned by the Employee in the numerator, but shares of stock which may be issued under options, warrants or other convertible securities shall not be counted in the total of outstanding shares in the denominator.

     2.12 Grant Date. The first trading date of each Option Period on the Nasdaq National Market System (or other over-the-counter market or an exchange, if applicable).

     2.13 Nasdaq. The National Association of Securities Dealers Automated Quotation System.

     2.14 Option Period. Successive periods of three (3) months (i) commencing on April 1 and ending on June 30; (ii) commencing on July 1 and ending on September 30; (iii) commencing on October 1 and ending on December 31; and (iv) commencing on January 1 and ending on March 31.

     2.15 Participant. Any Employee of an Employer who has met the conditions for eligibility as provided in Article IV and who has elected to participate in the Plan.

     2.16  Plan. Synthetic Industries, Inc. Employee Stock Purchase Plan.

     2.17 Plan Administrator. The committee composed of one or more individuals to whom authority is delegated by the Board of Directors to administer the Plan, which committee shall be known as the Employee Stock Purchase Plan Committee.

     2.18 Stock. Those shares of common stock of Synthetic Industries which are reserved pursuant to Section 6.1 for issuance upon the exercise of options granted under this Plan.

     2.19 Subsidiary. Any corporation in an unbroken chain of corporations beginning with Synthetic Industries each of which (other than the last corporation in the chain) owns stock possessing fifty percent (50%) or more of the combined voting power of all classes of stock in one of the other corporations in such chain.

                                  ARTICLE III
                              SHAREHOLDER APPROVAL

     3.1  SHAREHOLDER APPROVAL REQUIRED.

     If the Plan is not approved by the shareholders of Synthetic Industries by April 1, 1998, the Plan and all options thereunder shall terminate, the balance, if any, in each Participant's Contribution Account shall be refunded in cash as soon as practicable.

     Additionally, no amendment to this Plan shall increase the number of shares reserved under the Plan, other than as provided in Section 10.4. Approval by shareholders must comply with applicable provisions of the corporate charter and bylaws of Synthetic Industries and with Delaware law prescribing the method and degree of shareholder approval required for issuance of corporate stock or options.

                                   ARTICLE IV
                         ELIGIBILITY AND PARTICIPATION

     4.1  CONDITIONS.

     Each Employee shall become eligible to become a Participant in the Plan on the Commencement Date of the Option Period following the date on which his employment with the Employer begins. However, no Employee who is a Five-Percent Shareholder shall be eligible to participate in the Plan. Notwithstanding anything to the contrary contained herein, no individual who is not an Employee shall be granted an option to purchase Stock under the Plan.

     4.2  APPLICATION FOR PARTICIPATION.

     Each Employee who becomes eligible to participate shall be furnished a summary of the Plan and an enrollment form. If such Employee elects to participate hereunder, Employee shall complete such form and file it with Employer no later than ten (10) days prior to the next Commencement Date or, in the case of the first Commencement Date, no later than March 20, 1997. The completed enrollment form shall indicate the amount of Employee contribution authorized by the Employee. If no new enrollment form is filed by a Participant in advance of any Option Period after the initial Option Period, that Participant shall be deemed to have elected to continue to participate with the same contribution previously elected. If any Employee does not elect to participate in any given Option Period, such Employee may elect to participate on any future Commencement Date so long as such Employee continues to meet the eligibility requirements.

     4.3  DATE OF PARTICIPATION.

     All Employees who elect to participate shall be enrolled in the Plan commencing with the first paydate after the Commencement Date following their submission of the enrollment form. Upon becoming a Participant, the Participant shall be bound by the terms of this Plan, including any amendments whenever made.

     4.4  ACQUISITION OR CREATION OF SUBSIDIARY.

     If the stock of a corporation is acquired by Synthetic Industries or another Employer so that the acquired corporation becomes a Subsidiary, or if a Subsidiary is created, the Subsidiary in either case shall automatically become an Employer and its Employees shall become eligible to participate in the Plan on the first Commencement Date after the acquisition or creation of the Subsidiary, as the case may be.

     Notwithstanding the foregoing, the Board of Directors may by appropriate resolutions (i) provide that the acquired or newly created Subsidiary shall not be a participating Employer, (ii) specify that the acquired or newly created Subsidiary will become a participating Employer on a date other than the first Commencement Date after the acquisition or creation, or (iii) attach any conditions whatsoever (including denial of credit for prior service) to eligibility of the employees of the acquired or newly created Subsidiary.

                                   ARTICLE V
                              CONTRIBUTION ACCOUNT

     5.1  EMPLOYEE CONTRIBUTIONS.

          (a) Payroll Deduction Contributions. In order to make contributions to the Plan through payroll deductions, a Participant shall authorize the Employer (in writing or in a manner expressly permitted by the Plan Administrator) to deduct from the Participant's compensation an after-tax amount in an exact number of dollars during each payroll period, with each such deduction equaling not less than five ($5.00) per payroll period. The dollar amount deducted each payday shall be credited to the Participant's Contribution Account.

          (b) Lump-Sum Contributions. A Participant, whether or not participating in the Plan pursuant to paragraph (a) of this Section 5.1, may make a lump-sum contribution to the Plan one (1) time during each Option Period. Any such lump-sum contribution shall be paid by check at any time prior to ten (10) days before the Exercise Date, which contribution shall be credited to the Participant's Contribution Account.

     (c) Participant contributions will not be permitted to commence at any time during the Option Period other than on a Commencement Date. No interest will accrue on any contributions or on the balance in a Participant's Contribution Account.

     5.2  MODIFICATION OF CONTRIBUTION RATE.

     No change shall be permitted in a Participant's amount or rate of payroll deduction contributions except upon a Commencement Date, and then only if the Participant files a new enrollment form with the Employer at least ten (10) days in advance of the Commencement Date. Notwithstanding the foregoing, a Participant may notify the Employer at any time that Participant wishes to discontinue his contributions (except during the last ten (10) days of the Option Period). This notice shall be in writing on such forms as provided by the Employer and shall become effective as of a date of such notice, but not more than thirty (30) days following its receipt by the Employer. The Participant shall become eligible to recommence contributions on the next Commencement Date.

     5.3  WITHDRAWAL OF CONTRIBUTIONS.

     A Participant may elect to withdraw the balance of his Contribution Account at any time during the Option Period prior to the Exercise Date (except during the last ten (10) days of the Option Period). The option granted to a Participant shall be canceled upon his withdrawal of the balance in his Contribution Account. This election to withdraw must be in writing on such forms as may be provided by the Employer. If contributions are withdrawn in this manner, further contributions during that Option Period will be discontinued in the same manner as provided in Section 5.2, and the Participant shall become eligible to recommence contributions on the next Commencement Date.

                                   ARTICLE VI
                        ISSUANCE AND EXERCISE OF OPTIONS

     6.1  RESERVED SHARES OF STOCK.

     Synthetic Industries shall reserve three hundred twenty five thousand (325,000) shares of Stock for issuance upon exercise of the options granted under this Plan.

     6.2  ISSUANCE OF OPTIONS.

     On each Grant Date each Participant shall be deemed to receive an option to purchase a maximum number of shares of Stock, with such maximum number of shares determined as the number equal to (i) the number of shares that can be purchased with $25,000 using the fair market value of the Stock on the Grant Date minus
(ii) the fair market value of any shares of Stock purchased under this Plan during any preceding Option Period during the same calendar year (with the fair market value of any such previously purchased shares being equal to the fair market value of the Stock on the Grant Date of the option under which it was purchased).

     6.3  DETERMINATION OF EXERCISE PRICE.

     The Exercise Price of the options granted under this Plan for any Option Period shall be the lesser of

        (i) eighty-five percent (85%) of the Closing Market Price of the Stock on the Grant Date, or

        (ii) eighty-five percent (85%) of the Closing Market Price of the Stock on the Exercise Date.

     6.4  PURCHASE OF STOCK.

     On an Exercise Date, the Contribution Account of each Participant shall be used to pay the Exercise Price of the number of shares of Stock, including fractional shares, that can be purchased with the amount equal to (i) the balance of the Participant's Contribution Account divided by (ii) the Exercise Price (but not in excess of the number of shares for which his option was granted pursuant to Section 6.2). Any excess that may remain in the Contribution Account after the exercise of the maximum number of shares that were granted pursuant to Section 6.2, shall be returned to the Participant. The Participant's right to purchase any shares for which the Exercise Price was not contributed to the Contribution Account during the Option Period shall expire on the Exercise Date. Options of a Participant who has terminated employment pursuant to Section 7.1 shall not be exercised and shall expire.

     6.5  TERMS OF OPTIONS.

     Options granted under this Plan shall be subject to such amendment or modification as the Employer shall deem necessary to comply with any applicable law or regulation, including but not limited to Section 423 of the Code, and shall contain such other provisions as the Employer shall from time to time approve and deem necessary.

     6.6  LIMITATIONS ON OPTIONS.

     The options granted hereunder are subject to the following limitations:

          (a) No Participant shall be permitted to purchase during any calendar year Stock under this Plan (and any other plan of the Employer or Subsidiary which is qualified under Section 423 of the Code) having a market value in excess of $25,000 (as determined on the Grant Date for the Option Period during which each such share of Stock is purchased).

          (b) No option may be granted to a Participant if the Participant immediately after the option is granted would be a Five-Percent Shareholder.

          (c) No Participant may assign, transfer or otherwise alienate any options granted to him under this Plan, otherwise than by will or the laws of descent and distribution, and such options must be exercised during the Participant's lifetime only by the Participant.

     6.7  PRO RATA REDUCTION OF OPTIONED STOCK.

     If the total number of shares of Stock to be purchased under option by all Participants on an Exercise Date exceeds the number of shares of Stock remaining authorized for issuance under Section 6.1, a pro rata allocation of the shares of Stock available for issuance will be made among Participants in proportion to their respective Contribution Account balances on the Exercise Date, and any money remaining in the Contribution Accounts shall be returned to the Participants.

     6.8  STATE SECURITIES LAWS.

     Notwithstanding anything to the contrary contained herein, the Company shall not be obligated to issue shares of Stock to any Participant if to do so would violate any State securities law applicable to the sale of Stock to such Participant. In the event that the Company refrains from issuing shares of Stock to any Participant in reliance on this Section, the Company shall return to such Participant the amount in such Participant's Contribution Account that would otherwise have been applied to the purchase of Stock.

                                  ARTICLE VII
                          TERMINATION OF PARTICIPATION

     7.1  TERMINATION OF EMPLOYMENT.

     Any Employee whose employment with the Employer is terminated during the Option Period and prior to the Exercise Date for any reason except death, disability or retirement at or after age 65 shall cease being a Participant immediately. The option granted to such Participant shall be null and void. The balance of such Participant's Contribution Account shall be paid to such Participant as soon as practical after his termination.

     7.2  DEATH.

     If a Participant should die while employed by the Employer, no further contributions on behalf of the deceased Participant shall be made. The legal representative of the deceased Participant may elect to withdraw the balance in said Participant's Contribution Account by notifying the Employer in writing prior to the Exercise Date in the Option Period during which the Participant died. In the event no election to withdraw is made prior to the Exercise Date, the balance accumulated in the deceased Participant's Contribution

Account shall be used to purchase shares of Stock in accordance with Section
6.4. Any money remaining which is insufficient to purchase a whole share shall be paid to the legal representative.

     7.3  RETIREMENT.

     If a Participant should retire from the employment of the Employer at or after age 65, no further contributions on behalf of the retired Participant shall be made. The Participant may elect to withdraw the balance in his Contribution Account by notifying the Employer in writing prior to the Exercise Date in the Option Period during which the Participant retired. In the event no election to withdraw is made prior to the Exercise Date, the balance accumulated in the retired Participant's Contribution Account shall be used to purchase shares of Stock in accordance with Section 6.4, and any money remaining which is insufficient to purchase a whole share shall be paid to the retired Participant.

     7.4  DISABILITY.

     If a Participant should terminate employment with the Employer on account of disability, as determined by such Participant's eligibility for benefits under the Employer's long-term disability plan, no further contributions on behalf of the disabled Participant shall be made. The Participant may elect to withdraw the balance in his Contribution Account by notifying the Employer in writing prior to the Exercise Date in the Option Period during which the Participant became disabled. In the event no election to withdraw is made prior to the Exercise Date, the balance accumulated in the disabled Participant's Contribution Account shall be used to purchase shares of Stock in accordance with Section 6.4, and any money remaining which is insufficient to purchase a whole share shall be paid to the disabled Participant.

                                  ARTICLE VIII
                               OWNERSHIP OF STOCK

     8.1  STOCK CERTIFICATES.

     Stock purchased through exercise of the options granted hereunder shall be uncertificated. However, as soon as practical after the request by an eligible Participant, certificates will be issued in 10 share increments only, in the name of the Participant, jointly in the name of the Participant and a member of the Participant's family, or to the Participant as custodian for the Participant's child under the applicable jurisdiction's Gift to Minors Act. In addition, upon the termination of employment of an Employee, or if necessary to facilitate the transfer of Stock by an Employee, certificates will be issued in the name of such persons in increments of other than 10 shares, if appropriate. The Participant's request for certificates shall be in writing unless another manner for making such requests is expressly authorized by the Plan Administrator.

     8.2  PREMATURE SALE OF STOCK.

     A Participant (or former Participant) who sells or otherwise disposes of any shares of Stock obtained under this Plan prior to the later of two (2) years after the Grant Date of the option under which such shares were obtained, or one
(1) year after the Exercise Date on which such shares were obtained must notify the Employer immediately in writing concerning such disposition.

                                   ARTICLE IX
                          ADMINISTRATION AND AMENDMENT

     9.1  ADMINISTRATION.

     The Plan Administrator shall (i) administer the Plan and keep records of the Contribution Account balance of each Participant, (ii) interpret the Plan, and (iii) determine all questions arising as to eligibility to participate, amount of contributions permitted, determination of the Exercise Price, and all other matters of administration. The Plan Administrator shall have such duties, powers and discretionary authority as may be necessary to discharge the foregoing duties, and may delegate any or all of the foregoing duties to any individual or individuals (including officers or other Employees who are Participants). The Board of Directors shall have the right at any time and without notice to remove or replace any individual or committee of individuals serving as Plan Administrator. All determinations by the Plan Administrator shall be conclusive and binding on all persons. Any rules, regulations, or procedures that may be necessary for the proper administration or functioning of this Plan that are not covered in this Plan document shall be promulgated and adopted by the Plan Administrator.

     9.2  AMENDMENT.

     The Board of Directors of the Employer may at any time amend the Plan in any respect, including termination of the Plan, without notice to Participants. Notwithstanding the foregoing, no amendment of the Plan as described in Section
3.1 shall become effective until and unless such amendment is approved by the shareholders of Synthetic Industries.

     9.3 Notwithstanding any provision of the Plan to the contrary, the Plan and all rights hereunder shall terminate upon the earlier of:

          (i) the date on which no Stock remains reserved for issuance under the Plan with respect to future contributions to the Plan, or

          (ii) the termination of the Plan by the Board of Directors of the Company.

     If the Plan is terminated, all options outstanding at the time of termination shall become null and void and the balance in each Participant's Contribution Account shall be paid to that Participant.

                                   ARTICLE X
                                 MISCELLANEOUS

     10.1  EXPENSES.

     The Employer will pay all expenses of administering this Plan that may arise in connection with the Plan.

     10.2  TAX QUALIFICATION AND RULE 16B-3 COMPLIANCE.

     This Plan is intended to be an employee stock purchase plan which qualifies for favorable Federal income tax treatment under Section 423 of the Code. Any provisions required to be included in the Plan under Section 423 of the Code and regulations promulgated thereunder are hereby incorporated by reference. This Plan is also intended to comply with Rule 16b-3 under the Securities Exchange Act of 1934, and should be interpreted in accordance therewith.

     10.3  NO CONTRACT OF EMPLOYMENT.

     Nothing in this Plan shall be construed to constitute a contract of employment between an Employer and any Employee or to be an inducement for the employment of any Employee. Nothing contained in this Plan shall be deemed to give any Employee the right to be retained in the service of an Employer or to interfere with the right of an Employer to discharge any Employee at any time, with or without cause, regardless of the effect which such discharge may have upon him as a Participant of the Plan.

     10.4  ADJUSTMENT UPON CHANGES IN STOCK.

     The aggregate number of shares of Stock reserved for purchase under the Plan as provided in Section 6.1, and the calculation of the Exercise Price as provided in Section 6.3, shall be adjusted by the Plan Administrator (subject to direction by the Board of Directors) in an equitable manner to reflect changes in the capitalization of Synthetic Industries, including, but not limited to, such changes as result from merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, combination of shares, exchange of shares and change in corporate structure. If any adjustment under this Section 10.4 would create a fractional share of Stock or a right to acquire a fractional share of Stock, such fractional share shall be disregarded and the number of shares available under the Plan and the number of shares covered under any options granted pursuant to the Plan shall be the next lower number of shares, rounding all fractions downward.

     10.5  EMPLOYER'S RIGHTS.

     The rights and powers of any Employer shall not be affected in any way by its participation in this Plan, including but not limited to the right or power of any Employer to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

     10.6  LIMIT ON LIABILITY.

     No liability whatever shall attach to or be incurred by any past, present or future shareholders, officers or directors, as such, of Synthetic Industries or any Employer, under or by reason of any of the terms, conditions or agreements contained in this Plan or implied therefrom, and any and all liabilities of any and all rights and claims against Synthetic Industries, an Employer, or any shareholder, officer or director as such, whether arising at common law or in equity or created by statute or constitution or otherwise, pertaining to this Plan, are hereby expressly waived and released by every Participant as a part of the consideration for any benefits under this Plan; provided, however, no waiver shall occur, solely by reason of this Section 10.5, of any right which is not susceptible to advance waiver under applicable law.

     10.7  GENDER AND NUMBER.

     For the purposes of the Plan, unless the contrary is clearly indicated, the use of the masculine gender shall include the feminine, and the singular number shall include the plural and vice versa.

     10.8  GOVERNING LAW.

     The validity, construction, interpretation, administration and effect of this Plan, and any rules or regulations promulgated hereunder, including all rights or privileges of any Participants hereunder, shall be governed exclusively by and in accordance with the laws of the State of Georgia, except that the Plan shall be construed to the maximum extent possible to comply with
Section 423 of the Code and the Treasury regulations promulgated thereunder.

     10.9  HEADINGS.

     Any headings or subheadings in this Plan are inserted for convenience of reference only and are to be ignored in the construction of any provisions hereof.

     10.10  SEVERABILITY.

     If any provision of this Plan is held by a court to be unenforceable or is deemed invalid for any reason, then such provision shall be deemed inapplicable and omitted, but all other provisions of this Plan shall be deemed valid and enforceable to the full extent possible under applicable law.

     IN WITNESS WHEREOF, Synthetics Industries, Inc. has adopted this Plan, effective April 1, 1998, subject to the approval of the shareholders of Synthetic Industries pursuant to Section 3.1 of the Plan.

                                     PROXY

                           SYNTHETIC INDUSTRIES, INC.

                Annual Meeting of Stockholders-February 25, 1998

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                       BOARD OF DIRECTORS OF THE COMPANY


     The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of SYNTHETIC INDUSTRIES, INC. (the "Company"), each dated January 28, 1998, and appoints LEONARD CHILL and JOSEPH F. DANA, or either of them, as the proxies and attorneys-in-fact, with full power to each of substitution on behalf and in the name of the undersigned to vote and otherwise represent all of the shares registered in the name of the undersigned at the 1998 Annual Meeting of Stockholders of the Company to be held on February 25, 1998 at 10:00 a.m., local time, at the Walker County Civic Center, 10052 N. Highway 27, Rock Springs, Georgia 30737, and any adjournments thereof with the same effect as if the undersigned were present and voting such shares, on the following matters and in the following manner set forth on the reverse side:


                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

    [X] Please mark votes as in this example.

    This proxy will be voted as directed or, if no contrary direction is indicated, will be voted FOR the election of Directors,
    FOR approval of the Company's Employee Stock Purchase Plan, FOR the ratification of the appointment of Deloitte & Touche LLP as independent public accountants, and as said proxies deem advisable on such other matters as may come before the meeting.

    1. ELECTION OF DIRECTORS.                          2. PROPOSAL TO APPROVE THE         FOR  AGAINST  ABSTAIN
    Nominees: Leonard Chill, Joseph F. Dana,              COMPANY'S EMPLOYEE STOCK        [ ]    [ ]      [ ]
              Lee J. Seidler, William J. Shortt,          PURCHASE PLAN.
              Robert L. Voight

                FOR      WITHHELD
                [ ]        [ ]

                                                       3. PROPOSAL TO RATIFY THE          [ ]    [ ]      [ ]
    (INSTRUCTIONS: To withhold authority to vote for      APPOINTMENT OF DELOITTE &
    any individual nominee, strike a line through the     TOUCHE LLP AS THE COMPANY'S
    nominee's name on the list above.)                    INDEPENDENT PUBLIC
                                                          ACCOUNTANTS FOR THE 1998
                                                          FISCAL YEAR.

                                                          and upon such other matters which may properly come before the meeting or any adjournment or adjournments thereof.

                                                       MARK HERE IF YOU PLAN TO ATTEND THE MEETING       [ ]


                                                       (This proxy should be dated, signed by the stockholder(s) exactly as his or her name appears hereon and returned promptly in the enclosed envelope.
                                                       Persons signing in a fiduciary capacity should so indicate. If the shares are held by joint tenants or as community property, both should sign.)



Signature: _______________________________  Date:  __________  Signature: _________________________________  Date: ___________